CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated April 22, 2009, relating to the financial statements and financial highlights which appear in the February 28, 2009 Annual Reports to Shareholders of Columbia Convertible Securities Fund, Columbia Large Cap Core Fund, Columbia Large Cap Enhanced Core Fund, Columbia Large Cap Index Fund, Columbia Large Cap Value Fund, Columbia Marsico 21st Century Fund, Columbia Marsico Focused Equities Fund, Columbia Marsico Growth Fund, Columbia Mid Cap Index Fund, Columbia Mid Cap Value Fund, Columbia Small Cap Growth Fund II, Columbia Small Cap Value Fund II, and Columbia Small Cap Index Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
June 25, 2009